Exhibit 99.1
BERKSHIRE HATHAWAY INC.
NEWS RELEASE

FOR IMMEDIATE RELEASE	April 14, 2008
OMAHA, NE—Joseph Brandon, Chairman and Chief Executive Officer of General Re Corporation, a wholly owned subsidiary of Berkshire Hathaway Inc., has decided to resign effective today. Franklin “Tad” Montross, President of General Re Corporation, will replace Mr. Brandon as Chairman and Chief Executive Officer of General Re Corporation.
Berkshire Hathaway and its subsidiaries engage in diverse business activities including property and casualty insurance and reinsurance, utilities and energy, finance, manufacturing, retailing and services. Common stock of the company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.
Contact
Marc D. Hamburg
402-346-1400
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